                                                                   EXHIBIT 99.1

                                                   For Information
                                                   ---------------
                                                   Mark A. Hellerstein
                                                   Robert T. Hanley
                                                   303-861-8140

                ST. MARY REPORTS EARNINGS FOR THIRD QUARTER 2004

DENVER, November 3, 2004 - St. Mary Land & Exploration Company (NYSE: SM)
today announced its earnings for the third quarter 2004 of $22.6 million or
$0.71 per diluted share. Third quarter 2003 earnings were $13.8 million or $0.41 per diluted share. Per share results reflect a $16.8 million increase in oil and gas revenue in the period, together with a decrease in basic weighted average shares outstanding from 35.8 million shares in the third quarter 2003 to 33.2 million shares in the third quarter 2004. The decrease in the number of shares results from the repurchase in early February 2004 of the 3.4 million shares issued to Flying J Oil & Gas Inc. and Big West Oil & Gas Inc. in January
2003 and the repurchase under St. Mary's stock repurchase program of a total of
489,300 shares in the third quarter of 2004, partially offset by shares issued from option exercises.

Revenues for the third quarter of 2004 were $108.9 million compared to $91.0 million for the third quarter of 2003. Third quarter discretionary cash flow(1)
increased from $51.8 million in the third quarter of 2003 to $71.6 million in the third quarter of 2004. Net cash provided by operating activities decreased from $60.2 million in the third quarter of 2003 to $57.3 million in the third quarter of 2004.

Earnings for the first nine months of 2004 were $65.9 million or $2.05 per diluted share, compared to $70.9 million or $2.08 per diluted share for the first nine months of 2003. Revenues for the first nine months of 2004 were
$307.1 million compared to $295.9 million for the same period in 2003.
Discretionary cash flow increased from $169.0 million in the first nine months of 2003 to $192.3 million in the first nine months of 2004. Net cash provided by operating activities increased from $150.9 million in the first nine months of
2003 to $157.1 million in the first nine months of 2004.

Daily oil and gas production during the third quarter 2004 averaged 206.5 million cubic feet of gas equivalent (MMCFE), down from 209.4 MMCFE in the comparable 2003 period. Average prices realized during the quarter were $5.29 per MCF and $33.87 per barrel, 17% and 28% higher, respectively, than the realized prices in the third quarter of 2003.

The Company also announced that it has increased its 2004 exploration and development expenditures budget to $225 million from $205 million and revised its 2004 acquisitions budget to $67 million from $100 million. The increase in the exploration and development budget is due to general cost increases and increased drilling activity in the Mid-Continent, Rocky Mountain, ArkLaTex and
Gulf Coast regions, partially offset by less drilling expenditures than previously anticipated in the Permian Basin region and the Hanging Woman Basin coalbed methane project. The revised acquisitions budget includes two acquisitions that will close in 2004. These acquisitions were previously announced by the Company on October 20, 2004.

Mark Hellerstein, Chairman, President and CEO, commented, "We are pleased with the progress of our drilling programs. Several discoveries we made this quarter provided a five percent production increase over the second quarter. Our large prospect inventory, which includes identified locations to be drilled over the next several years, along with acquisitions, is expected to provide continued
production growth."

The Company's current forecasts for the fourth quarter and the full year 2004 are shown below.

                                          4th Quarter             Year
                                          -----------             ----
Oil and gas production                 18.5 - 19.5 BCFE      74.0 - 75.0 BCFE
Lease operating expenses,
   including production taxes and
   transportation                     $1.45 - $1.50/MCFE    $1.28 - $1.33/MCFE
General and administrative exp.       $0.28 - $0.34/MCFE    $0.29 - $0.34/MCFE
Depreciation, depletion & amort.  $1.25 - $1.30/MCFE    $1.14 - $1.20/MCFE

Operational updates for the third quarter 2004 were provided in the Company's
October 20, 2004 press release.

As previously announced, the St. Mary third quarter earnings teleconference call is scheduled for November 4, 2004 at 8:00 am (MST). The call participation number is 888-424-5231. A digital recording of the conference call will be available two hours after the completion of the call, 24 hours per day through
November 14 at 800-642-1687, conference number 1430014. International participants can dial 706-634-6088 to take part in the conference call, and can access a replay of the call at 706-645-9291, conference number 1430014. In addition the call will be broadcast live at St. Mary's website at
www.stmaryland.com and this earnings press release and financial highlights
------------------
attachment will be available before the call at www.stmaryland.com under
                                                ------------------
"News--Press Releases." An audio recording of the conference call will be available at that site through November 30.

This release contains forward looking statements within the meaning of securities laws, including forecasts and projections for future periods. The words "will," "believe," "anticipate," "intend," "estimate," "forecast" and
"expect" and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause
St. Mary's actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such factors as the

                                       2

volatility and level of oil and natural gas prices, unexpected drilling conditions and results, the risks of various exploration strategies, production rates and reserve replacement, the imprecise nature of oil and gas reserve estimates, drilling and operating service availability, uncertainties in cash flow, the financial strength of hedge contract counterparties, the availability of economically attractive exploration and development and property acquisition opportunities and any necessary financing, expected acquisition benefits, the pending nature of certain reported acquisition transactions and the ability to complete the transactions, competition, litigation, environmental matters, the potential impact of government regulations, and other such matters discussed in the "Risk Factors" section of St. Mary's 2003 Annual Report on Form 10-K filed with the SEC. Although St. Mary may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

      (1)Discretionary cash flow is computed as net income plus depreciation, depletion, amortization, impairments, deferred taxes, exploration expense, stock-based compensation expense, and changes in the net profits interest bonus plan liability, less the cumulative effect of change in accounting principle and unrealized derivative gain. See the attached financial highlights for a reconciliation of discretionary cash flow to net cash provided by operating activities, a presentation of other cash flow information, and a statement indicating why management believes the presentation of the non-GAAP measure of discretionary cash flow provides useful information to investors.

                                                     PR-04-16

                                       3

                     ST. MARY LAND & EXPLORATION COMPANY
                              FINANCIAL HIGHLIGHTS
                               September 30, 2004
                                   (Unaudited)

PRODUCTION DATA                                                   Three Months Ended                  Nine Months Ended
---------------                                                       September 30,      Percent         September 30,       Percent
                                                               ------------------------            -------------------------
                                                                  2004           2003    Change       2004          2003     Change
                                                               ------------------------            -------------------------
Average realized price, net of hedging:
    Gas (per Mcf)                                              $    5.29      $   4.53      17%    $    5.30      $    4.98      6%
    Oil (per Bbl)                                              $   33.87      $  26.39      28%    $   31.04      $   27.01     15%

Production:
    Gas (MMcf)                                                    11,531        12,378      -7%       34,214         37,696     -9%
    Oil (MBbls)                                                    1,245         1,147       9%        3,547          3,352      6%
    MMCFE (6:1)                                                   19,000        19,262      -1%       55,494         57,808     -4%

Daily production:
    Gas (Mcf per day)                                            125,342       134,547      -7%      124,870        138,082    -10%
    Oil (Bbls per day)                                            13,530        12,470       9%       12,944         12,278      5%
    MCFE per day (6:1)                                           206,523       209,366      -1%      202,533        211,750     -4%

Margin analysis per MCFE:
    Average realized price, net of hedging                     $    5.43      $   4.49      21%    $    5.25      $    4.81      9%
    Oil and gas production costs                                    1.27          1.25       2%         1.26           1.18      7%
    General and administrative costs                                0.29          0.25      16%         0.30           0.27     11%
                                                               ------------------------            -------------------------
        Operating margin                                       $    3.87      $   2.99      30%    $    3.69      $    3.36     10%
                                                               ------------------------            -------------------------
    Depletion, depreciation & amortization                 $    1.13      $   1.08       5%    $    1.13      $    1.06      7%

INCOME STATEMENT
----------------
(In thousands, except per share amounts)                         Three Months Ended                    Nine Months Ended
                                                                     September 30,                       September 30,
                                                               ------------------------            -------------------------
                                                                   2004           2003                 2004          2003
                                                               ------------------------            -------------------------
Operating revenues:
    Oil and gas production                                     $ 103,191      $ 86,414             $ 291,245     $  278,236
    Gain (loss) on sale of proved properties                         738          (343)                2,514           (221)
    Marketed gas revenue                                           3,798         3,911                11,095         11,019
    Other                                                          1,196         1,017                 2,285          6,873
                                                               ------------------------            -------------------------
                                                                 108,923        90,999               307,139        295,907
                                                               ------------------------            -------------------------
Operating expenses:
    Oil and gas production                                        24,163        23,914                69,279         68,304
    Depletion, depreciation, amortization
        and abandonment liability accretion                       21,470        20,765                62,769         61,251
    Exploration                                                    8,871         9,906                20,071         20,332
    Impairment of proved properties                                    -             -                   494              -
    Abandonment and impairment of unproved properties                744         2,300                 2,632          4,003
    General and administrative                                     5,472         4,803                16,459         15,629
    Change in net profits interest bonus plan liability            7,527           709                14,012          2,406
    Marketed gas system operating expense                          3,493         3,584                10,214         10,041
    Other                                                            680           707                 2,242          1,202
                                                               ------------------------            -------------------------
                                                                  72,420        66,688               198,172        183,168
                                                               ------------------------            -------------------------
Income from operations                                            36,503        24,311               108,967        112,739
    Interest income                                                   93            73                   479            647
    Interest expense                                              (1,471)       (1,833)               (4,524)        (6,416)
                                                               ------------------------            -------------------------
Income before income tax expense and accounting change            35,125        22,551               104,922        106,970
    Income tax expense - current                                   2,098         4,039                15,519         25,893
    Income tax expense - deferred                                 10,462         4,726                23,553         15,612
                                                               ------------------------            -------------------------
Income before accounting change                                   22,565        13,786                65,850         65,465
    Cumulative effect from change in accounting principle              -             -                     -          5,435
                                                               ------------------------            -------------------------
Net income                                                     $  22,565      $ 13,786             $  65,850     $   70,900
                                                               ========================            =========================

Basic weighted average shares outstanding                         28,545        31,529                28,982         31,126
Diluted weighted average shares outstanding                       33,186        35,828                33,486         35,426

Basic earnings per common share:
    Income before accounting change                            $    0.79      $   0.44             $    2.27     $     2.11
    Cumulative effect of accounting change                             -             -                     -           0.17
                                                               ------------------------            -------------------------
Basic net income per common share                              $    0.79      $   0.44             $    2.27     $     2.28
                                                               ========================            =========================

Diluted earnings per common share:
    Income before accounting change                            $    0.71      $   0.41             $    2.05     $     1.93
    Cumulative effect of accounting change                             -             -                     -           0.15
                                                               ------------------------            -------------------------
Diluted net income per common share                            $    0.71      $   0.41             $    2.05     $     2.08
                                                               ========================            =========================

BALANCE SHEET
-------------
(In thousands)                                                 September 30,   Dec 31,
                                                                  2004           2003
                                                               ------------------------
    Working capital                                            $   2,362      $  3,101
    Long-term debt                                             $  99,767      $110,696
    Stockholders' equity                                       $ 434,321      $390,653

    Shares outstanding - permanent equity                         28,302        28,242
    Shares outstanding - temporary equity                              -         3,381
    Note receivable from Flying J (contra-equity)              $       -      $ 71,594

PROVEN RESERVES
---------------
                                                                     December 31,
                                                               -----------------------
                                                                  2003           2002
                                                               -----------------------
    Oil (MBbls)                                                   47,787        36,119
    Gas (MMcf)                                                   307,024       274,172
                                                               ----------     ---------
    MMCFE (6:1)                                                  593,744       490,887
                                                               ==========     =========

CASH FLOW
---------
(In thousands)

Reconciliation of Discretionary Cash Flow to Net Cash
Provided by Operating Activities:
                                                                 Three Months Ended                  Nine Months Ended
                                                                     September 30,                       September 30,
                                                               -----------------------             ------------------------
                                                                 2004           2003                 2004          2003
                                                               -----------------------             ------------------------
Discretionary Cash Flow (1)                                    $  71,588      $ 51,845             $ 192,300     $  169,048

(Gain) loss on sale of proved properties                            (738)          343                (2,514)           221
Exploration exp, excluding exploratory dry hole exp               (7,577)       (3,528)              (17,541)       (13,171)
Other                                                               (910)         (670)               (3,498)        (1,488)
Changes in working capital                                        (5,050)       12,160              (11,615)        (3,696)
                                                               ----------     ---------            ----------    ----------
Net Cash Provided by Operating Activities                      $  57,313      $ 60,150             $ 157,132     $  150,914
                                                               ==========     =========            ==========    ===========

Net Cash Used in Investing Activities                          $ (46,763)      (33,030)            $(109,053)    $ (153,648)
                                                               ==========     =========            ==========    ===========

Net Cash Used in Financing Activities                          $ (62,993)      (30,853)            $ (38,218)    $   (1,306)
                                                               ==========     =========            ==========    ===========

 (1)Discretionary cash flow is computed as net income plus depreciation, depletion, amortization, impairments, deferred taxes, exploration expense, stock-based compensation expense, and changes in the net profits interest bonus plan liability, less the cumulative effect of change in accounting principle and unrealized derivative loss. The non-GAAP measure of discretionary cash flow is presented since management believes that it provides useful additional information to investors for analysis of St.
    Mary's ability to internally generate funds for exploration, development and acquisitions. In addition, discretionary cash flow is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions. Discretionary cash flow should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, profitability, cash flow or liquidity measures prepared under
    GAAP. Since discretionary cash flow excludes some, but not all, items that affect net income and net cash provided by operating activities and may vary among companies, the discretionary cash flow amounts presented may not be comparable to similarly titled measures of other companies.